    As filed with the Securities and Exchange Commission on March 30, 1994

                                                    Registration No. 33-_______

- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ---------------------

                      METROPOLITAN FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

       DELAWARE                          45-0388518
(State of incorporation)    (I.R.S. Employer Identification No.)

                             ---------------------
                           1000 Metropolitan Center
                           333 South Seventh Street
                         Minneapolis, Minnesota 55402
                                (612) 399-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             ---------------------

                           1993 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                             ---------------------

                              Gordon L. Schroeder
                      Metropolitan Financial Corporation
                           1000 Metropolitan Center
                           333 South Seventh Street
                         Minneapolis, Minnesota  55402
                                (612) 399-6000
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                    ---------------------------------------

       Approximate date of commencement of proposed sale to the public:
          Immediately upon the filing of this Registration Statement

                    ---------------------------------------

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed
                                                           maximum                  Proposed
Title of                                                   offering                 maximum              Amount of
securities to be                     Amount to be           price                  aggregate            registration
registered                           registered(1)         per share(2)          offering price(2)          fee
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value.....................  2,000,000 shares      $16.18965625          $32,379,312.50       $11,165.29
- ---------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended.

                                    PART II

                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-9018); (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993; and (3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 1-9018), including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement have been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorney's fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnification of expenses (including attorney's fees) is authorized in stockholder derivative suits where such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and so long as he had not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. Section 145 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Section 11 of the Company's Restated Certificate of Incorporation, as amended, makes mandatory the indemnification permitted by Section 145 of the Delaware General Corporation Law and provides that such indemnification is not exclusive of other rights to indemnification. Reference is made to the full text of Section 11.

     The Company has entered into agreements with each of its directors and officers, which have been ratified by the Company's stockholders ("Indemnification Agreements"). The Indemnification Agreements provide the Company's officers and directors with a right to prompt indemnification and the prompt advancing of Expenses (as defined therein) "to the fullest extent permitted by law" for obligations paid or incurred by such person in connection with a Proceeding (as defined therein), in the event that the officer or director has incurred such obligations by reason of his Corporate Status, defined in the Indemnification Agreements as the status of a person "who is or was or has agreed to become a director of the Company, or is or was an executive officer or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company." The Indemnification Agreements define a "Proceeding" to include "any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, administrative or investigative," other than proceedings instituted by the indemnitee.

     The Indemnification Agreements also provide that a director or officer automatically is entitled to indemnification for expenses to the extent he is successful in defending any indemnification claim, whether on the merits or otherwise, and to partial indemnification even though complete indemnification might not be in order.

     The Indemnification Agreements provide that in the event of a change in control of the Company, it will seek legal advice from special, independent counsel with respect to the matters thereafter arising concerning rights of the director or officer under the Indemnification Agreements. In addition, the Indemnification Agreements provide that in the event of a change in control, the independent counsel will presume that the director or officer is entitled to indemnification.

     The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

Item 7.  Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

3.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 33-35207)).

3.2 Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 1-9018)).

3.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-9018)).

4.1 Specimen form of the Company's Common Stock certificate (incorporated by reference to Exhibit 7 to the Company's Registration Statement on Form 8-A (File No. 1-9018)).

5.1  Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2 Consent of Ernst & Young, Independent Auditors.

24.1 Power of Attorney (included on page 6 of this Registration Statement).

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 23, 1994.


                              METROPOLITAN FINANCIAL CORPORATION

                             By /s/ William P. Bartkowski
                                ------------------------------------------------
                                William P. Bartkowski
                                Its Executive Vice President and Chief
                                Administrative Officer




                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Bartkowski and Gordon L. Schroeder, and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 23, 1994 by the following persons in the capacities indicated.


/s/ Norman M. Jones                        /s/ Lawrence E. Davis
- ----------------------------------         ----------------------------------
Norman M. Jones                            Lawrence E. Davis
Chairman, President, Chief                 Director
Executive Officer and Director
 (Principal Executive Officer)


/s/ Steven B. Dewald                       /s/ R. Douglas Larsen
- ----------------------------------         ----------------------------------
Steven B. Dewald                           R. Douglas Larsen
Executive Vice President and               Director
Chief Financial Officer
(Principal Financial and
Accounting Officer)


/s/ Charles D. Kalil                       /s/ William C. Marcil
- ----------------------------------         ----------------------------------
Charles D. Kalil                           William C. Marcil
Secretary and Director                     Director


/s/ William O. Nilles                      /s/ Trueman E. Tryhus
- ----------------------------------         ----------------------------------
William O. Nilles                          Trueman E. Tryhus
Vice Chairman and Director                 Director


/s/ Karol D. Emmerich                      /s/ Steven G. Rothmeier
- ----------------------------------         ----------------------------------
Karol D. Emmerich                          Steven G. Rothmeier
Director                                   Director

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                                                        Page
- -------                                                        ----


3.1  Restated Certificate of Incorporation of the
     Company (incorporated by reference to Exhibit
     4.2 to the Company's Registration Statement on Form S-8 (Registration No. 33-35207)).

3.2  Amendment to the Restated Certificate of
     Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) to the Company's
     Annual Report on Form 10-K for the year ended
     December 31, 1992 (File No. 1-9018)).

3.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's
     Annual Report on Form 10-K for the year
     ended December 31, 1993 (File No. 1-9018)).

4.1 Specimen form of the Company's Common Stock certificate (incorporated by reference to
     Exhibit 7 to the Company's Registration
     Statement on Form 8-A (File No. 1-9018)).

5.1  Opinion and Consent of Oppenheimer Wolff &
     Donnelly..............................................

23.1 Consent of Oppenheimer Wolff & Donnelly
     (included in Exhibit 5.1). ............................

23.2 Consent of Ernst & Young, Independent Auditors.........

24.1 Power of Attorney (included on page 6 of this Registration Statement).